EXHIBIT 99.01

KANA Announces First Quarter Preliminary Results and Lower Expenses

MENLO PARK, Calif. – June 27, 2005 – KANA Software, Inc. (NASDAQ: KANAE), a leading provider of Service Resolution Management (SRM) solutions, announced today preliminary results for the first quarter of 2005 and guidance on the second quarter expenses.

KANA expects that its revenues for the first quarter of 2005 were approximately $10.0 million. Approximately $1.5 million is expected to be recognized as first quarter license revenue.

KANA’s cash position as of March 31, 2005 was approximately $14.2 million.

As KANA reported in late February, the company expected to significantly reduce its quarterly cost of revenues as well as its Sales and Marketing, Research and Development, and General and Administrative expenses to an approximate range of $12.5 million to $13.0 million by mid 2005. This would represent a reduction of approximately $3.0 million to $3.5 million per quarter from the 2004 average run rate. Preliminary numbers indicate that the company could achieve this range of expenses in the second quarter of 2005.

About KANA

KANA is a leading provider of Service Resolution Management (SRM) solutions that improve customer satisfaction, reduce service costs, and increase revenues. KANA’s award-winning suite of customer service solutions for assisted, self, and proactive service enables companies to resolve customer requests quickly and accurately across multiple channels. Built on the industry’s most advanced web architecture, KANA’s solutions are in use at more than half of the world’s largest 100 companies. For more information visit www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about KANA’s expected revenue, operating results, EBITDA, cash flows, long-term success, new business and market position. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on eCRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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NOTE: KANA is a registered trademark, and KANA Software, KANA iCARE, KANA Contact Center, KANA IQ, KANA ResponseIQ, KANA Response, KANA Marketing, KANA iCARE Analytics and the KANA logo are trademarks of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Contact:

KANA Software

Jessica Hohn, 603-665-1306

jhohn@kana.com

Media:

PAN Communications

Ed Hadley/ Rosalind Morville, 978-474-1900

kana@pancomm.com

Investors:

Market Street Partners

Carolyn Bass or Susan Coss, 415-445-3240

kana@marketstreetpartners.com